UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): July 31, 2008 (July 25, 2008)

SouthPeak Interactive Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51693	20-3303304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Polo Parkway, Suite 200 Midlothian, Virginia 23113
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 378-5100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities.

On July 25, 2008, SouthPeak Interactive Corporation, a Delaware corporation (the “Company”) formerly Global Services Partners Acquisition Corporation, issued 189,000 additional shares of the Company’s Series A convertible preferred stock, par value $0.0001 per share (the “Series A Preferred”), to an additional investor pursuant to the purchase agreement for the sale of Series A Preferred originally entered into by the Company on May 12, 2008 (the “Preferred Stock Purchase Agreement”). The Company is relying upon Rule 506 of Regulation D under the Securities Act of 1933, as amended, in connection with the issuance of these shares. Since May 12, 2008, the Issuer has sold an aggregate of 14,053,833 shares of Series A Preferred for aggregate consideration of $14,053,833, including the conversion of $2,093,333 in principal and interest. In exchange for investment banking services related to the sale of the Series A Preferred, the Company shall pay HCFP/Brenner Securities LLC a fee consisting of (a) cash in an amount equal to 6.5% of the gross proceeds received by the Company, including the conversion of indebtedness, (b) warrants with an exercise price of $1.00 to purchase a number of shares of common stock equal to 10% of the total number of shares of Series A Preferred issued by the Company, and (c) one of the Company’s Class Y warrants for every ten Class Y warrants issued pursuant to the Preferred Stock Purchase Agreement.

Item 4.01.    Changes in Registrant’s Certifying Accountants.

(a)  On July 25, 2008, the Company dismissed BDO Seidman, LLP as its independent registered public accountants. The decision was approved by the Company’s Board of Directors.

In their Report of Independent Registered Public Accounting Firm issued to the Company on October 25, 2007, BDO Seidman, LLP stated that “the possibility of [a] business combination not being consummated [by the Company] raises substantial doubt about the Company’s ability to continue as a going concern, and the financial statements do not include any adjustments that might result from the outcome of this uncertainty.” Otherwise, BDO Seidman’s reports on the Company’s financial statements for the year ended July 31, 2007, the period from August 10, 2005 (inception) to July 31, 2006 and the period from August 10, 2005 (inception) to July 31, 2007, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the period from inception (August 10, 2005) to  July 31, 2007, and any interim period preceding termination, there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO Seidman, LLP would have caused BDO Seidman, LLP to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or periods or subsequent interim periods.

There were no “reportable events” as defined in Regulation S-K Item 304(a)(1)(v) during the period from inception (August 10, 2005) to July 31, 2007.

The Company requested that BDO Seidman, LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements in this Item 4.01(a). A copy of the letter furnished by BDO Seidman in response to that request, dated July 31, 2008, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)  On July 25, 2008, the Company’s Board of Directors engaged Reznick Group, P.C. as the Company’s independent registered public accountants. During the fiscal years ended June 30, 2007 and 2006, and the interim period preceding Reznick Group’s engagement, the Company has not, and no one on the Company’s behalf has, consulted with Reznick Group regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on its financial statements; or with respect to any “reportable events” as defined in Regulation S-K Item 304(a)(1)(v).

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
10.1
Purchase Agreement, dated as of May 12, 2008, among the Registrant, SouthPeak Interactive, L.L.C., and the investors set forth therein (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on May 15, 2008, and incorporated herein by reference).

16.1	Letter from BDO Seidman, LLP dated July 31, 2008 regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2008

SouthPeak Interactive Corporation

By:	/s/ Terry M. Phillips
Terry M. Phillips, Chairman

EXHIBIT INDEX

Exhibit Number	Description
10.1
Purchase Agreement, dated as of May 12, 2008, among the Registrant, SouthPeak Interactive, L.L.C., and the investors set forth therein (previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on May 15, 2008, and incorporated herein by reference).

16.1	Letter from BDO Seidman, LLP dated July 31, 2008 regarding change in certifying accountant.